Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44680 and 333-50498) of Knova Software, Inc. of our report dated February 9, 2006 relating to the financial statements, which appears in the Annual Report on Form 10-K.
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
March 31, 2006